Exhibit 5.1
                Sheppard, Mullin, Richter & Hampton LLP
Four Embarcadero Center, 17th Floor
San Francisco, California 94111-4109
415.434.9100 main
415.434.3947 fax
www.sheppardmullin.com
June 1, 2023

TriCo Bancshares
63 Constitution Drive
Chico, CA 95973

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:
We have acted as counsel to TriCo Bancshares, a California corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), with respect to the registration and public offering by the Company, from time to time, pursuant to Rule 415 under the Act, of securities consisting of one or several of the following securities: (i) shares of the Company’s common stock, no par value per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, no par value per share (the “Preferred Stock”), (iii) depositary shares representing fractional interests in shares of Preferred Stock (the “Depositary Shares”), (iv) senior debt securities of the Company (“Senior Debt Securities”) and subordinated debt securities of the Company (“Subordinated Debt Securities,” and collectively with the Senior Debt Securities, the “Debt Securities”), (v) purchase contracts to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities (the “Purchase Contracts”), (vi) warrants to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities (the “Warrants”), (vii) rights to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities (the “Rights”) and (viii) units consisting of a combination of two or more of the above securities (the “Units” and, together with the Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Purchase Contracts, Warrants and Rights, the “Securities”). The Registration Statement includes a form of prospectus (the “Prospectus”) which provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”) in connection with each offering of Securities.
The Securities may be sold pursuant to an underwriting agreement, placement agency agreement, subscription agreement or other contract, which will be in substantially the form to be filed as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or an amendment to the Registration Statement. The Preferred Stock, Depositary Shares, Debt Securities, Purchase Contracts, Warrants, Rights and Units are to be issued in forms to be filed as exhibits to a report filed under the Exchange Act or an amendment to the Registration Statement. The Senior Debt Securities are to be issued pursuant to a Senior Debt Indenture (the “Senior Indenture”), and the Subordinated Debt Securities are to be issued pursuant to a Subordinated Debt Indenture (the “Subordinated Indenture”), the forms of which have been filed as exhibits to the Registration Statement (collectively, the “Indentures”) and are to be entered into, in each case, between the Company and a trustee (the “Trustee”).
This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement, other than as expressly stated herein with respect to the Securities.

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June 1, 2023

In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and officers of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (i) the Registration Statement, (ii) the form of Senior Indenture filed as an exhibit to the Registration Statement, (iii) the form of Subordinated Indenture filed as an exhibit to the Registration Statement, (iv) the Company’s Articles of Incorporation, as currently in effect, (v) the Company’s Bylaws, as currently in effect, and (vi) records of proceedings and actions of the Board of Directors of the Company relating to the Registration Statement and related matters.
In connection with this opinion, we have assumed at all applicable times the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the due authority of the parties signing such documents, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. With respect to documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the valid existence of such parties, the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.
In addition, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and such effectiveness shall not have been terminated or rescinded, (ii) a Prospectus Supplement, any required pricing supplement, and any and all free-writing prospectus(es) will have been timely filed with the Commission describing the Securities offered thereby, (iii) all Securities will be issued and sold in compliance with applicable Federal and state securities laws and in the manner stated in the Registration Statement, the applicable Prospectus Supplement, any applicable pricing supplement, and any and all free-writing prospectus(es), (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will be duly authorized and validly executed and delivered by the Company and the other parties thereto and filed with the Commission as an exhibit to a report filed under the Exchange Act or an amendment to the Registration Statement, (v) that consideration will be paid to the Company in connection with the issuance of any Securities and, in the case of the Common Stock or Preferred Stock the consideration paid per share shall be at least equal to the par value thereof, (vi) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption, or exercise, (vii) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of unissued Common Stock or Preferred Stock authorized under the Company’s organizational documents and not otherwise reserved for issuance at the time of issuance thereof, (viii) in the case of a Preferred Share Designation (as defined below), Deposit Agreement (as defined below), Purchase Contract Agreement (as defined below), Warrant Agreement (as defined below), Rights Agreement (as defined below), Unit Agreement (as defined below) or other agreement pursuant to which any Securities are to be issued, there will be no terms or provisions contained therein that would affect the opinions rendered herein, (ix) any Deposit Agreement, Purchase Contract Agreement, Warrant Agreement and related Warrants, Rights Agreement, or Unit Agreement and each definitive purchase, underwriting or similar agreement with respect to any Securities offered shall be governed by New York law, (x) the Company’s entry into the Senior Indenture in the form of Exhibit 4.4 to the Registration Statement will be duly authorized and approved, and the Senior Indenture will be entered into by the Company and the Trustee in the form of Exhibit 4.4 to the Registration Statement, (xi) the Company’s entry into the Subordinated Indenture in the

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June 1, 2023

form of Exhibit 4.5 to the Registration Statement will be duly authorized and approved, and the Subordinated Indenture will be entered into by the Company and the Trustee in the form of Exhibit 4.5 to the Registration Statement, (xii) that, at the time of each issuance and sale of Securities, the Company will continue to be validly existing and in good standing under the laws of its jurisdiction of organization (and any other applicable jurisdictions) with the requisite corporate power and authority to issue and sell such Securities, (xiii) all actions are taken by the Company so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (xiv) if the holders of the Debt Securities are granted rights to inspect corporate books and records and to vote in the election of directors or any matters on which stockholders of the Company may vote, such rights will be set forth in the Company’s Articles of Incorporation or the Company’s Articles of Incorporation grants to the Company’s Board of Directors the power to confer such voting or inspection rights and the Company’s Board of Directors will have conferred such rights.
Our opinions set forth below are subject to (i) the effects of bankruptcy, insolvency, reorganization, receivership, moratorium, avoidable transfer or other laws affecting the rights and remedies of creditors generally (including, without limitation, the effect of statutory and other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers), (ii) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the enforceability of the Securities, to the extent applicable, is considered in a proceeding at law or in equity), (iii) the possible unenforceability of indemnity and contribution provisions, (iv) the effect and possible unenforceability of choice of law provisions, (v) the possible unenforceability of provisions purporting to waive rights or defenses where such waiver is against public policy, (vi) the possible unenforceability of provisions purporting to exonerate any party for negligence or malfeasance, or to negate any remedy of any party for fraud, (vii) the possible unenforceability of forum selection clauses, (viii) the possible unenforceability of provisions permitting modification of an agreement only in writing, and (ix) the possible unenforceability of provisions purporting to allow action without regard to mitigation of damages.
We express no opinion with respect to the enforceability of (i) consents to, or restrictions upon, judicial relief or, except to the extent that such waivers or consents are made enforceable by New York General Obligations Law Section 5-1402 (applied by a New York State court), jurisdiction or venue, (ii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (iii) waivers of broadly or vaguely stated rights, and (iv) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty or a forfeiture.
This opinion is limited solely to the federal laws of the United States, the California General Corporation Law (the “CGCL”) as applied by courts located in California and the internal, substantive laws of the State of New York as applied by courts located in New York without regard to choice of law, in each case to the extent that the same may apply to or govern the transactions contemplated by the Registration Statement. We express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion.
Based on such examination and subject to the foregoing, we are of the opinion that:
1.With respect to shares of Common Stock offered under the Registration Statement, when (i) the Board of Directors of the Company or a duly constituted and acting committee

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thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance and terms of the offering of shares of Common Stock and related matters, and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive placement agency, underwriting, subscription or similar agreement approved by the Board, or upon the conversion, exercise or exchange of Warrants or other Securities in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion, exercise or exchange as approved by the Board, upon payment of the consideration therefor provided for therein, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and any related free-writing prospectus(es), then the shares of Common Stock will be validly issued, fully paid and nonassessable.
2.With respect to any particular series of shares of Preferred Stock offered under the Registration Statement, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a certificate of determination relating to such Preferred Stock conforming to the CGCL (a “Preferred Share Designation”), the Preferred Share Designation has been validly executed by the Company, and the Preferred Share Designation has been filed with the Secretary of State of the State of California and has become effective in accordance with the CGCL, and (ii) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive placement agency, underwriting, subscription or similar agreement approved by the Board, or upon the conversion, exercise or exchange of Warrants or other Securities in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion, exercise or exchange as approved by the Board, upon payment of the consideration therefor provided for therein, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and any related free-writing prospectus(es), then the shares of Preferred Stock will be validly issued, fully paid and nonassessable.
3.With respect to any Depositary Shares offered under the Registration Statement, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of such Depositary Shares, the terms, execution and delivery of the deposit agreement relating to the Depositary Shares (“Deposit Agreement”), and the terms of the offering thereof and related matters, (ii) the Deposit Agreement has been duly executed and delivered, and (iii) any receipts representing the Depositary Shares have been duly executed, authenticated (if required), issued and delivered in accordance with the applicable definitive placement agency, underwriting, subscription or similar agreement approved by the Board, or upon the conversion, exercise or exchange of Warrants or other Securities in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion, exercise or exchange as approved by the Board, upon payment of the consideration therefor provided for therein, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and any related free-writing prospectus(es), then such Depositary Shares will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

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June 1, 2023

4.With respect to any Debt Securities or any series thereof to be issued under either the Senior Indenture or Subordinated Indenture and offered under the Registration Statement, when (i) the Trustee is qualified to act as Trustee under the Senior Indenture or Subordinated Indenture, as applicable, (ii) the Trustee has duly executed and delivered the Senior Indenture or Subordinated Indenture, as applicable, (iii) the Senior Indenture or Subordinated Indenture, as applicable, has been duly authorized and validly executed and delivered by the Company to the Trustee, (iv) the Senior Indenture or Subordinated Indenture, as applicable, has been duly qualified under the Trust Indenture Act of 1939, as amended, (v) the specific terms of a particular series of Debt Securities have been duly established in accordance with the Senior Indenture or Subordinated Indenture, as applicable, (vi) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and (vii) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture or Subordinated Indenture, as applicable, and any applicable definitive placement agency, underwriting, subscription or similar agreement approved by the Board, or upon the conversion, exercise or exchange of Warrants or other Securities in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion, exercise or exchange as approved by the Board, upon payment of the consideration therefor provided for therein, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and any related free-writing prospectus(es), such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
5.With respect to any Purchase Contracts offered under the Registration Statement, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of such Purchase Contracts, the terms, execution and delivery of the purchase contract agreement relating to the Purchase Contracts (“Purchase Contract Agreement”), and the terms of the offering thereof and related matters, (ii) the Purchase Contract Agreement has been duly executed and delivered, and (iii) the Purchase Contracts or any certificates representing the Purchase Contracts have been duly executed, authenticated (if required), issued and delivered against payment therefor as contemplated by the Purchase Contract Agreement, the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and any related free-writing prospectus(es), the Purchase Contracts will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
6.With respect to any Warrants offered under the Registration Statement, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of such Warrants, the terms, execution and delivery of the warrant agreement relating to the Warrants (“Warrant Agreement”), and the terms of the offering thereof and related matters, (ii) the Warrant Agreement has been duly executed and delivered, and (iii) such Warrants have been duly executed, attested, issued and delivered in accordance with the provisions of the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the conversion, exercise or exchange of other Securities in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion, exercise or exchange as approved by the Board, upon payment of the consideration therefor

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provided for therein, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and any related free-writing prospectus(es), then such Warrants will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
7.With respect to any Rights offered under the Registration Statement, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of such Rights, the terms, execution and delivery of the rights agreement relating to the Rights (“Rights Agreement”), and the terms of the offering thereof and related matters, (ii) the Rights Agreement has been duly executed and delivered, and (iii) the Rights or any certificates representing the Rights have been duly executed, authenticated (if required), issued and delivered against payment therefor as contemplated by the Rights Agreement, the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and any related free-writing prospectus(es), the Rights will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
8.With respect to the Units offered under the Registration Statement, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of such Units, the terms, execution and delivery of the unit agreement relating to the Units (“Unit Agreement”), and the terms of the offering thereof and related matters, (ii) the Unit Agreement has been duly executed and delivered, (iii) the Securities to be issued as part of such Units have been duly and validly authorized for issuance, and (iv) the Units or any certificates representing the Units have been duly executed, authenticated (if required), issued and delivered against payment therefor as contemplated by the Unit Agreement, the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and any related free-writing prospectus(es), the Units will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Registration Statement. In giving such consent, we do not admit that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise. In rendering this opinion, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters. This opinion is intended solely for use in connection with the issuance and sale of the Securities subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.
Very truly yours,
/s/ SHEPPARD, MULLIN, RICHTER & HAMPTON LLP
SHEPPARD, MULLIN, RICHTER & HAMPTON LLP